Exhibit 99.01

Information Relating to Item 14 – Other Expenses of Issuance and Distribution

Expenses in connection with the issuance and distribution of $175,000,000 aggregate principal amount of First Mortgage Bonds, 6.05% Series due January 15, 2038 of South Carolina Electric & Gas Company, registered pursuant to Registration Statement on Form S-3 (File No. 333-145208-01) filed on August 7, 2007, as amended, other than underwriting compensation, are set forth in the following table.  All amounts are estimated except the Securities and Exchange Commission registration fee.

Securities and Exchange Commission filing fee	$6,878
Printing and Delivery Expense	15,000
Blue Sky and Legal fees	85,000
Rating Agency fees	212,000
Trustee fees	7,750
Accounting services	35,000
Miscellaneous	3,372
Total	$365,000